Exhibit 24.1

December 16, 1996


A. W. Dahlberg, W. L. Westbrook, Tommy Chisholm, and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to preferred securities of a statutory business trust or trusts (or other special purpose entity or entities), debt instruments of a financing subsidiary or subsidiaries and the related guarantee or guarantees of the Company in an aggregate amount of up to $600,000,000.

         The Southern Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto, to be accompanied by a prospectus or prospectuses and any appropriately amended or supplemented prospectus or prospectuses and any necessary exhibits.


                                       Yours very truly,

                                       THE SOUTHERN COMPANY


                                       By  /s/  A. W. Dahlberg
                                           A. W. Dahlberg
                                       Chairman, President and
                                       Chief Executive Officer


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----/s/  John C. Adams-------                -/s/  William A. Parker, Jr.-
         John C. Adams                           William A. Parker, Jr.



----/s/  A. D. Correll-------                ----/s/ William J. Rushton, III
         A. D. Correll                           William J. Rushton, III



----/s/  A. W. Dahlberg------                -------/s/  Gloria M. Shatto
         A. W. Dahlberg                               Gloria M. Shatto



-----/s/  Paul J. DeNicola---                ------/s/ Gerald J. St. Pe'--
         Paul J. DeNicola                             Gerald J. St. Pe'



----/s/  Jack Edwards--------                -----/s/  Herbert Stockham--
         Jack Edwards                                 Herbert Stockham



-----/s/  H. Allen Franklin               ------/s/  W. L. Westbrook---
         H. Allen Franklin                            W. L. Westbrook



----/s/  Bruce S. Gordon----                --------/s/  Tommy Chisholm--
         Bruce S. Gordon                              Tommy Chisholm



-----/s/  L. G. Hardman III                -------/s/  W. Dean Hudson---
         L. G. Hardman III                            W. Dean Hudson



-----/s/  Elmer B. Harris----
         Elmer B. Harris